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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-05805 of Newpark Resources, Inc. of our report dated March 1, 1996, included in the Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 1995, and to the use of our report dated March 1, 1996, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the use in such Registration Statement of our report dated June 6, 1996, related to the financial statements of the Marine NOW Service Business of Campbell Wells, Ltd., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Historical and Pro Forma Financial Information" and "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE llp

New Orleans, Louisiana

August 5, 1996